UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 18, 2014

PAYMEON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number) Identification No.	(IRS Employer

1040 Seminole Drive, #763, Fort Lauderdale, Florida  33304

(Address of principal executive offices) (Zip Code)

800-991-4534

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENRTY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective July 18, 2014 the Company entered into and completed two membership interest purchase agreements to acquire a 19.4% equity interest in Prodeco Technologies, LLC, a private manufacturer of electric bicycles under the brand “Prodeco” with manufacturing facilities located in Oakland Park, Florida. Prodeco Technologies was organized under the laws of the State of Florida in June 2012. The Prodeco Technologies membership interests were acquired through the acquisition of all of the issued and outstanding membership interests of A Better Bike, LLC and EBikes, LLC, members of Prodeco Technologies, LLC. A Better Bike, LLC is owned by Vincent L. Celentano, the Company’s largest individual shareholder. EBikes is owned by Vincent D. Celentano, II. In consideration of the acquisition of all of the issued and outstanding membership interests of A Better Bike and EBikes, the Company issued an aggregate of 2,941,176 restricted shares of its common stock to the members of A Better Bike and EBikes. For accounting purposes the transactions are recorded at their historical cost.

Also effective July 18, 2014, the Company issued an aggregate of 2,494,241 shares of restricted common stock to Celentano Consulting Company, LLC, pursuant to the conversion of certain 7% unsecured convertible promissory notes (the “Notes”) held by Celentano Consulting Company in the aggregate principal amount and accrued interest through July 18, 2014 of $860,513. Celentano Consulting Company, LLC, an affiliate of the Company, is beneficially owned by Vincent L. Celentano. The Notes were convertible at $0.345 per share at the option of the holder.

The membership interest purchase agreements are incorporated herein by reference and a form of such agreement is filed as an exhibit to this Form 8-K. The description of the transactions contemplated by each membership purchase agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

ITEM 2.01

COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS

The information provided under Item 1.01 is incorporated herein by reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described in Item 1.01 above, the Company issued 2,941,176 shares of common stock to the members of A Better Bike,LLC and EBikes, LLC in consideration of the acquisition of A Better Bike, LLC and EBikes, LLC. In addition, the Company issued an aggregate of 2,494,241 shares of its restricted common stock to Celentano Consulting Company, LLC, pursuant to the conversion of the Notes. The shares of common stock were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The shares contain a legend restricting transferability absent registration or applicable exemption. Following these transactions, on July 21, 2014, the Company has issued and outstanding approximately 11,408,105 shares of common stock.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As previously disclosed, effective August 15, 2011, the Company entered into an executive employment agreement with Edward Cespedes to serve as the Company’s chief executive officer. The agreement provided for an initial base salary of $250,000 per year and a minimum annual bonus of $50,000, and up to $200,000 depending on the Company’s annual revenues. Effective July 18, 2014, Mr. Cespedes voluntarily amended his employment agreement with the Company. The amendment provides for a revised base salary of $175,000 per year and an annual bonus payable at the Company’s discretion. The amendment also provides for reductions in certain termination payments. In conjunction with the amendment to his employment agreement, Mr. Cespedes voluntarily agreed to forgive $326,729 of accrued but unpaid compensation owed to him by the Company. The amendment is incorporated herein by reference and is filed as an exhibit to this Form 8-K. The description of the transactions contemplated by the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement dated July 18, 2014, A Better Bike, LLC
10.2	Membership Interest Purchase Agreement dated July 18, 2014, EBIKES, LLC
10.3	Amendment to Edward Cespedes Executive Employment Agreement dated July 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMEON, INC.

/s/ Edward Cespedes
Edward Cespedes
Chief Executive Officer
July 22, 2014